EXHIBIT 10.37

OCEAN ENERGY, INC.

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

MEMBERSHIP AGREEMENT

        WHEREAS,William L. Transier ("Employee") has been selected as eligible to become a Member of the OCEAN ENERGY, INC. EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN (the "Plan"); and

        WHEREAS, the Plan provides that each Member shall execute a Membership Agreement setting forth the terms and conditions of his membership; and

        WHEREAS, Employee desires to become a Member of the Plan on the terms and conditions set forth therein and in this Membership Agreement;

        NOW, THEREFORE, the parties hereto agree as follows:

  Employee agrees to become a Member of the Plan, effective as of January 1, 2001.
  Employee's Applicable Percentage under the Plan shall be 50%.
  For purposes of Section 1.01(5) of the Plan, Employee’s considered period shall be his last thirty-six consecutive months of employment or, if less, all of his completed months of employment.
  For purposes of Section 1.01(8) of the Plan, Employee's Compensation shall include all amounts received by Employee as bonuses from the Company.
  For purposes of Section 1.01(14) of the Plan, Employee’s Normal Retirement Date shall be the date upon which the Employee attains fifty-five years of age.
  For purposes of Section 1.01(15) of the Plan, Employee's Pension shall be a series of monthly payments for a term certain of fifteen years.
  Employee's Vested Interest in his benefit under the Plan shall be determined in accordance with the following Vesting Schedule:
                                                                                Vested Interest
         Prior to January 1, 2006                                                   0%
         As of January 1, 2006                                                          100%

        Notwithstanding the foregoing, in the event that (a) Employee’s employment is terminated and, in connection with such termination, the Company is obligated to provide compensation and benefits to Employee following such termination pursuant to the Employment Agreement between the Company and Employee (the “Employment Agreement”) or (b) Employee’s job is eliminated or substantially reduced in scope following a Corporate Change (as such term is defined in the Employment Agreement), Employee’s Vested Interest in his benefit under the Plan shall be that percentage equal to a fraction, the numerator of which is the number of full months since the Employee became a Member of the Plan and the denominator of which is 60.

  For purposes of Article IV of the Plan, each monthly payment of Employee’s Pension shall be equal to his Applicable Percentage of his Average Monthly Compensation.
  For purposes of Section 4.04 of the Plan, the survivor annuity with respect to Employee shall be paid for a maximum of fifteen years or, if less, the remaining term of Employee’s Pension.
  For purposes of Section 4.05 of the Plan, Employee’s Pension shall be reduced by benefits received by him under the Ocean Energy, Inc. Long Term Disability Plan, and payment of such Pension shall commence as of the first day of the month coinciding with or next following Employee’s Normal Retirement Date.

        EXECUTED this 14th day of December 2000.

                                                              OCEAN ENERGY, INC.

                                                              By:      _____________________________
                                                                       Name:    Peggy T. d'Hemecourt
                                                                       Title:   Vice President - Human Resources

                                                              EMPLOYEE

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